                               PURCHASE AGREEMENT


                                     AMONG


                 ADAMS OUTDOOR ADVERTISING LIMITED PARTNERSHIP


                                      AND


                               JAMES P. MCANDREW


                                      AND


               MATTHEW OUTDOOR ADVERTISING ACQUISITION CO., L.P.

                                October 25, 1996

                               TABLE OF CONTENTS


SECTION HEADINGS                                                         PAGE

     1. Definitions......................................................   1

     2. Purchase and Sale of Company Shares..............................   5
            (a) Basic Transaction........................................   5
            (b) Purchase Price...........................................   6
            (c) The Closing..............................................   6
            (d) Deliveries at the Closing................................   6
            (f) Certain Consents.........................................   7

     3. Representations and Warranties Concerning the Transaction........   7
            (a) Representations and Warranties of the Sellers............   7
            (b) Representations and Warranties of the Buyer..............   8

     4. Representations and Warranties Concerning the Pocono Business....   9
            (a) Organization, Qualification, and Corporate Power.........   9
            (b) Capitalization...........................................   9
            (c) Noncontravention.........................................   9
            (d) Brokers' Fees............................................  10
            (e) Title to Tangible Assets.................................  10
            (f) Financial Statements.....................................  10
            (g) Events Subsequent to Most Recent Fiscal Month End........  10
            (h) Legal Compliance.........................................  11
            (i) Tax Matters..............................................  11
            (j) Real Property............................................  11
            (k) Intellectual Property....................................  12
            (l) Contracts................................................  12
            (m) Advertising Structures...................................  13
            (n) Advertising Contracts....................................  13
            (o) Permits..................................................  13
            (p) Site Leases..............................................  13
            (q) Powers of Attorney.......................................  13
            (r) Litigation...............................................  14
            (s) Employee Benefits........................................  14
            (t) Certain Business Relationships with the Company..........  14
            (u) Environmental Matter.....................................  15
            (v) Insurance................................................  15
            (w) Completeness of Assets...................................  15

     5. Pre-Closing Covenants............................................  16
            (a) General..................................................  16
            (b) Notices and Consents.....................................  16
            (c) Operation of Business; Reorganization....................  16
            (d) Full Access..............................................  16
            (e) Notice of Developments...................................  16
            (f) Disclosure Schedule and Annex I..........................  17
            (g) Hired Employees..........................................  17

     6. Further Assurances...............................................  17

     7. Conditions to Obligation to Close................................  17
            (a) Conditions to Obligation of the Buyer....................  17
            (b) Conditions to Obligation of the Sellers..................  18

     8. Remedies for Breaches of This Agreement..........................  19
            (a) Survival of Representations and Warranties...............  19
            (b) Indemnification Provisions for Benefit of the Buyer......  19
            (c) Indemnification Provisions for Benefit of the Sellers....  20
            (d) Matters Involving Third Parties..........................  20
            (e) Determination of Adverse Consequences....................  21
            (f) .........................................................  21

     9. Termination......................................................  21
            (a) Termination of Agreement.................................  21
            (b) Effect of Termination....................................  22

     10. Miscellaneous...................................................  22
            (a) Nature of Certain Obligations............................  22
            (b) Press Releases and Public Announcements..................  22
            (c) 401(k) Plan Transfer of Assets...........................  22
            (d) No Third Party Beneficiaries.............................  22
            (e) Entire Agreement.........................................  23
            (f) Succession and Assignment................................  23
            (g) Counterparts.............................................  23
            (h) Headings.................................................  23
            (i) Notices..................................................  23
            (j) Governing Law............................................  24
            (k) Amendments and Waivers...................................  24
            (l) Severability.............................................  24
            (m) Expenses.................................................  24
            (n) Construction.............................................  24
            (o) Incorporation of Exhibits, Annexes, and Schedules........  25
            (p) Enforcement..............................................  25

                               PURCHASE AGREEMENT


     This Purchase Agreement (the "Agreement") entered into as of October 25, 1996, by and among Adams Outdoor Advertising Limited Partnership, a Minnesota limited partnership (the "Buyer"), James P. McAndrew ("McAndrew") and Matthew Outdoor Advertising Acquisition Co., L.P., a Delaware limited partnership ("Matthew") (McAndrew and Matthew are referred to herein collectively, as "Sellers.") (The Buyer, McAndrew and Matthew are referred to collectively herein as the "Parties.")

                              W I T N E S S E T H


     WHEREAS, Matthew owns and operates an outdoor advertising business, including billboards and posters, in and around the Pocono region (the "Pocono Business") through its Northeast Pennsylvania (Pocono) Division ("Division");

     WHEREAS, in 1995 Matthew acquired the Pocono Business from PA Outdoor, Inc., a Pennsylvania corporation (the "Company") in consideration of certain limited partnership interests in Matthew;

     WHEREAS, Matthew and the Company intend to reorganize through a redemption of the Company's Matthew limited partnership interests in exchange for substantially all of the assets of the Division other than the Matthew Pocono Assets (as defined herein) (the "Reorganization");

     WHEREAS, McAndrew owns all of the outstanding capital stock of the Company;

     WHEREAS, Buyer desires to acquire the Pocono Business by acquiring all of the outstanding capital stock of the Company and the Pocono Matthew Assets from McAndrew and Matthew, respectively;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Definitions.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Advertising Contract" has the meaning set forth in (S)4(n) below.

     "Affiliate" means, when used with reference to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person. For purposes of this definition of Affiliate, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies of the Person in question, whether through the ownership of voting securities or by contract or otherwise.

     "Affiliated Group" means any affiliated group within the meaning of Code
(S)1504.

     "Asset Purchase Price" has the meaning set forth in (S)2(b) below.

     "Assumed Liabilities" means (i) the liabilities of Matthew to the extent reflected on the schedule of Working Capital at Closing, and (ii) the liabilities and obligations of Matthew arising after the Closing pursuant to those (A) Advertising Contracts, Site Leases, purchase money financing and other written contracts and commitments included within the Matthew Pocono Assets and listed on Exhibit C, and (B) the employment agreements listed on (S)4(l) of the Disclosure Schedule between Matthew and those Employees of the Division who are Hired Employees.

     "Bill of Sale" means that Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit A.

     "Billboard" has the meaning set forth in (S)4(m) below.

     "Billboard Leases" means those leases under which Matthew is the lessee for those Billboards listed in (S)4(m) which are identified as Matthew Sub-Leased Structures.

     "Business Assets" means, collectively, the Matthew Pocono Assets and all the assets of the Company.

     "Buyer" has the meaning set forth in the preface above.

     "CIBC" means the Canadian Imperial Bank of Commerce.

     "Closing" has the meaning set forth in (S)2(e) below.

     "Closing Date" has the meaning set forth in (S)2(c) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the preface above.

     "Company Shares" means the 306 shares of the Class A Voting Common Stock, no par value $.01 per share, being all of the Company's issued and outstanding stock.

     "Confidential Information" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

     "Current Assets" means net accounts receivable (after allowance for bad debts) and, to the extent that the Buyer receives the benefit thereof, prepaid leases and prepaid other expenses.

     "Current Liabilities" means all liabilities or obligations relating to the Pocono Business that would be required under GAAP to be reflected as a liability on a balance sheet dated as of the date of determination of Current Liabilities.

     "CVF Fee" means the broker fee of Campell Vanderslice Furman, L.P. in the amount of $185,000 with respect to the transactions contemplated under this Agreement.

     "Disclosure Schedule" has the meaning set forth in (S)4 below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S)3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)3(1).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets" means those assets of the Division specifically set forth on Exhibit B hereto which will not be acquired by Buyer pursuant to this Agreement.

     "Financial Statements" has the meaning set forth in (S)4(f) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Hired Employees" has the meaning set forth in (S)5(g).

     "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

     "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

     "Indemnified Party" has the meaning set forth in (S)8(d) below.

     "Indemnifying Party" has the meaning set forth in (S)8(d) below.

     "Knowledge" means actual knowledge without independent investigation.

     "McAndrew" has the meaning set forth in the preface above.

     "Matthew" has the meaning set forth in the preface above.

     "Matthew Pocono Assets" means the assets used in the operation of the Pocono Business that are not otherwise owned by the Company or Excluded Assets, including the assets specifically set forth on Exhibit C hereto and including $250,000 of Working Capital as of the Closing Date.

     "Most Recent Financial Statements" has the meaning set forth in (S)4(f) below.

     "Most Recent Fiscal Month End" has the meaning set forth in (S)4(f) below.

     "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).

     "NonCompetition Agreement" means a NonCompetition Agreement between Buyer and Matthew in the form of Exhibit D hereto.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "Permit" has the meaning set forth in (S)4(o) below.

     "Permitted Liens" means (a) liens for Property Taxes not yet due and payable, and (b) purchase money liens and liens securing rental payments under capital lease arrangements listed on Exhibit C.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Pocono Business" has the meaning set forth in the Preface above.

     "Property Tax" means any property, ad valorem, franchise, net worth, capital stock or similar type tax.

     "Purchase Price" has the meaning set forth in (S)2(b) below.

     "Reorganization" has the meaning set forth in the preface above.

     "Reportable Event" has the meaning set forth in ERISA (S)4043.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest or options or rights of any third parties with respect thereto.

     "Sellers" has the meaning set forth in the preface above.

     "Site Lease" has the meaning set forth in (S)4(p) below.

     "Sublease" means a Sublease from Matthew to Buyer with respect to the Division's headquarters office space in Bangor, Pennsylvania for a mutually agreeable period at a monthly rental equal to the rental paid by Matthew for such space.

     "Stock Purchase Price" has the meaning set forth in (S)2(b) below.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Third Party Claim" has the meaning set forth in (S)8(d) below.

     "Working Capital" means, as of a given date, the excess of Current Assets over Current Liabilities of the Division.

     2. Purchase and Sale of Company Shares and Pocono Assets.

     (a) Basic Transaction.

          (i) At the Closing, on and subject to the terms and conditions of this Agreement, (x) the Buyer agrees to purchase from McAndrew, and McAndrew agrees to sell to the Buyer, all of the Company Shares free and clear of any Security Interest for the Stock Purchase Price, (y) the Buyer agrees to purchase from Matthew, and Matthew agrees to sell to the Buyer, all of the Matthew Pocono Assets free and clear of any Security Interest other than Permitted Liens for the Asset Purchase Price; and (z) Matthew agrees to enter into the NonCompetition Agreement.

          (ii) At the Closing, Matthew will deliver to the Buyer a Schedule of the Working Capital of the Division as of Closing, which schedule will be prepared in a manner consistent with the preparation of the Most Recent Financial Statements and shall reflect Current Assets of the Division and Current Liabilities of the Division of the same kind and nature reflected in the Most Recent Financial Statements;

     provided, however, that the Schedule shall reflect accrued salaries only for Hired Employees. Buyer shall review the schedule delivered by Matthew, and Matthew and the Buyer agree to resolve at Closing any objections raised by the Buyer with respect thereto so that the schedule referred to herein is mutually acceptable to Matthew and the Buyer. All of the Current Assets and the Current Liabilities to the extent reflected on such Schedule shall be Matthew Pocono Assets and Assumed Liabilities, respectively; provided, however, that to the extent that Working Capital as shown on such Schedule is less than $250,000, Matthew shall retain and agree to pay and perform and there shall be excluded from Assumed Liabilities certain identified Current Liabilities acceptable to the Sellers and the Buyer representing an amount of Current Liabilities which would be necessary to result in increasing Working Capital to approximately, but not less than, $250,000; and provided further, that to the extent that Working Capital as shown on such Schedule exceeds $250,000, Matthew shall retain and there shall be excluded from the Matthew Pocono Assets certain identified accounts receivable acceptable to the Sellers and the Buyer representing an amount of accounts receivable from the Current Assets which would be necessary to result in decreasing Working Capital to approximately, but not less than, $250,000.

     (b) Purchase Price. At the Closing, the Buyer agrees to pay Eight Million Two Hundred Fifteen Thousand Dollars ($8,215,000) (the "Purchase Price") by wire transfer in immediately available funds, of which One Million Four Hundred Fifty Thousand Dollars ($1,450,000) ("Asset Purchase Price") shall be delivered to Matthew for the Matthew Pocono Assets and the balance ("Stock Purchase Price") shall be delivered to McAndrew for the Company Shares. As additional consideration for the Matthew Pocono Assets the Buyer shall assume the Assumed Liabilities. In addition Buyer agrees to pay Matthew $100,000, by wire transfer in immediately available funds, as consideration for the NonCompetition Agreement. Upon the execution of this Agreement, the Buyer shall pay a $100,000 deposit to the Sellers which, upon the Closing, shall be credited to the Stock Purchase Price and the Asset Purchase Price pro rata based on the ratio each bears to the total Purchase Price. The $100,000 deposit shall be non-refundable unless the Buyer terminates this Agreement in accordance with (S)9(a)(iii) hereof, in which case the deposit shall be returned to the Buyer in addition to any other remedy to which the Buyer may be entitled hereunder.

     (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Powell, Goldstein, Frazer & Murphy in Atlanta, Georgia, commencing at 9:00 a.m. local time on October 31, 1996 or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date").

     (d) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in
(S)7(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in (S)7(b) below, (iii) McAndrew will deliver to the Buyer stock certificates representing all of the Company Shares, endorsed in blank or accompanied by duly executed assignment documents, (iv) Matthew and the Buyer will each execute and deliver a counterpart of the Bill of Sale with respect to the Matthew Pocono Assets and the Assumed Liabilities, and (v) the Buyer will deliver to each of the Sellers the consideration specified in (S)2(b) above and to

Campell Vanderslice Furman, L.P. the CVF Fee, by wire transfer inimmediately available funds.

     (f) Certain Consents. The Disclosure Schedule identifies each agreement, contract, permit or similar asset to be assigned to the Company in the Reorganization or to the Buyer as a Matthew Pocono Asset pursuant to this Agreement which may not be assigned hereunder without the consent of another person or written notice being given to another person. Delivery of the consents listed on Exhibit E (being consents necessary to the assignment of any Site Leases that individually account for more than 1% of the Pocono Business' revenues but excluding any requirement which consists solely of prior written notice of transfer) by Matthew to the Buyer is a condition to the obligation of the Buyer to consummate the transactions contemplated hereunder. With respect to any consent not obtained at or prior to Closing, Buyer may waive such condition and, with respect to the agreement, contract, permit or similar asset for which consent has not been contained, this Agreement shall not constitute an agreement to assign the same if an attempted or actual assignment would constitute a breach thereof or be unlawful, and Matthew and the Buyer, to the maximum extent permitted by law and any terms of or limitations relating to such asset, shall use their reasonable best efforts to obtain for Buyer the benefits thereunder, and shall cooperate to the maximum extent permitted by law and any terms of or limitations relating to such asset, in any reasonable arrangement designed to provide such benefits to the Buyer, including any sublease or subcontract or similar arrangement, and if the Buyer has obtained such benefits, the Buyer shall discharge Matthew's obligations thereunder arising from and after the Closing Date, except for those obligations arising because of Matthew's breach.

     3. Representations and Warranties Concerning the Transaction.

     (a) Representations and Warranties of the Sellers. Each of the Sellers, severally and not jointly, represents and warrants to the Buyer that the statements contained in this (S)3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)3(a)) with respect to himself or itself, except as set forth in Annex I to be delivered by Matthew to Buyer as provided in (S)5(f) hereof.

          (i) Organization of Certain Sellers. Matthew is a partnership, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of Matthew taken as a whole.

          (ii) Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, with respect to Matthew, any provision of its partnership agreement, or (B) except as set forth in (S)3(a)(iii) of Annex I, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

          (iv) Brokers' Fees. Except for fees owed to Campell Vanderslice Furman, L.P., the Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (v) Title to Company Shares. Except for a pledge of the Company Shares to CIBC, McAndrew has good title to the Company Shares, free and clear of all Security Interests.


     (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this (S)3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)3(b)), except as set forth in Annex II attached hereto.

          (i) Organization of the Buyer. The Buyer is a partnership duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Buyer taken as a whole.

          (ii) Authorization of Transaction. The Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          (iv) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

          (v) Investment. The Buyer is an Accredited Investor acquiring the Company Shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     4. Representations and Warranties Concerning the Pocono Business. Matthew represents and warrants to the Buyer that the statements contained in this (S)4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
(S)4), except as set forth in the disclosure schedule to be delivered by Matthew to the Buyer as provided in (S)5(f) hereof, as the same may be amended as provided herein (the "Disclosure Schedule"). The parties acknowledge that Annex I and the Disclosure Schedule shall not be attached upon execution hereof, but that, upon delivery of Annex I and the Disclosure Schedule in accordance with
(S)5(f), each shall be attached and incorporated herein by reference.

     (a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Pennsylvania. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Company taken as a whole. The Company has full corporate power and authority to carry on the Pocono Business and to own and use the properties used in the Division.

     (b) Capitalization. The Company has authorized capital stock consisting of: 2,500 shares of Class A Voting Common Stock, no par value, of which 306 shares are issued and outstanding; and 2,500 shares of Class B Common Voting Stock, no par value, of which no shares are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by McAndrew.
There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except as set forth in (S) 4(c) of the Disclosure Schedule. The Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Company together with the Matthew Pocono Assets taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) Title to Tangible Assets. Matthew has as of the date hereof good and valid title, or, with respect to the Site Leases and any other leases included in the Matthew Pocono Assets, a valid lessee's interest to the Matthew Pocono Assets. Matthew will have as of the Closing Date good and valid title, or, with respect to the Site Leases and any other leases included in the Matthew Pocono Assets, a valid lessee's interest to the Matthew Pocono Assets. The Company will have at Closing good and valid title, or, with respect to the Site Leases or any other lease in the assets of the Company, a valid lessee's interest to the assets used in the operation of the Division, other than the Matthew Pocono Assets and the Excluded Assets.

     (f) Financial Statements. Attached hereto as (S)4(f) of the Disclosure Schedule are the following financial statements (collectively, the "Financial Statements"): (i) unaudited statements of operating income as of and for the fiscal years ended December 31, 1995 and December 31, 1994 for the Company; and
(ii) pro forma balance sheets of the Company (after giving effect to the Reorganization) and statements of operating income (the "Most Recent Financial Statements") as of and for the nine months ended September 30, 1996 for the Pocono Business (the "Most Recent Fiscal Month End"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Pocono Business as of such dates and the results of operations of the Pocono Business for such periods; provided, however, that the Most Recent Financial Statements have been prepared after giving effect to the Reorganization and are subject to normal year-end adjustments and that all the Financial Statements lack footnotes and other presentation items required under GAAP; and provided, further, that the Financial Statements have been prepared without any allocation of corporate overhead. The term "corporate overhead," as used in this Agreement, does not include any Division level operating expenses.

     (g) Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, there has not been any material adverse change in the financial condition of the Division or the Company and the Matthew Pocono Assets taken as a whole.

     (h) Legal Compliance. Each of the Company and Matthew has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof).

     (i) Tax Matters.

          (i) Each of the Company and Matthew has filed all Income Tax Returns that it was required to file, and has paid all Income Taxes shown thereon as owing.

          (ii) No Income Tax Returns with respect to the Company or Matthew for taxable periods ended on or after December 31, 1992 have been audited, and no Income Tax Returns of the Company or Matthew are currently the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all Income Tax Returns filed by the Company for periods after December 31, 1992.

          (iii) The Company and Matthew have not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

          (iv) The Company is not a party to any Income Tax allocation or sharing agreement.

          (v) The Company has not been a member of an Affiliated Group filing a consolidated federal Income Tax Return.

          (vi) On the Closing Date, none of the Buyer, the Company or the Business Assets shall be liable or responsible for any tax arising or relating to any period prior to the Closing Date, except to the extent included in Current Liabilities. In determining whether a tax (other than a Property Tax) relates to a period prior to or after the Closing Date, the Company shall be treated as if its books had been closed on the Closing Date and the liability for such tax shall be allocated between the respective periods (i.e., before and after the Closing Date), based upon the actual events occurring during those periods. In the case of a Property Tax relating to those periods, the liability for such tax shall be allocated between the two periods (i.e., before and after the Closing Date) as if such tax accrued ratably over the period covering such tax, regardless of the actual lien date for payment of the tax.

     (j) Real Property.

          (i) Neither Matthew nor the Company owns any real property as of the date hereof used in the operation of the Division, except for the perpetual easements listed in Section 4(j)(i) of the Disclosure Schedule. With respect to each such easement, the Company has, and at the Closing, Matthew or the Company will have, good and marketable title to the perpetual easement, free and clear of any Security Interest, covenant or other restriction, except for taxes or installments of special assessments not yet delinquent, recorded covenants and other restrictions, and utility easements, building restrictions, zoning restrictions, and other restrictions which do not impair the current use of the easement.

          (ii) Section 4(j)(ii) of the Disclosure Schedule lists all real property leased or subleased to Matthew or the Company (other than real property subject to Site Leases) that is used in the operation of the Division. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in (S)4(j)(ii) of the Disclosure Schedule (as amended to date). Each lease and sublease listed in
     (S)4(j)(ii) of the Disclosure Schedule is in full force and effect, and there exists no fact which, with the passage of time or the giving of notice, would constitute a default by Matthew or the Company or, to Sellers' knowledge, any other party thereto, under any such lease or entitle any other party to terminate or amend such lease. Neither Matthew nor the Company has received any written notice that any other party to any such lease intends to cancel or terminate any such lease.

          (iii) The real property easements listed in Section 4(j)(i) of the Disclosure Schedule, the leases listed on Section 4(j)(ii) of the Disclosure Schedule and the Site Leases constitute all real estate or interests in real estate (excluding Billboards) necessary to operate the Pocono Business. Except as set forth in Schedule 4(j)(iii), there is no pending or, to Sellers' knowledge, threatened condemnation or similar proceeding that would adversely affect or impair the rights of the Company or Matthew with respect to such real property or such leases or would adversely affect or impair the operation of the Pocono Business thereon.

     (k) Intellectual Property. Section 4(k) of the Disclosure Schedule identifies all of Matthew's trade names, trademarks and patents used in the operation of the Division and any registrations thereof which have been issued to Matthew, identifies any pending patent application or application for trademark registration to Matthew, and identifies any material license or agreement which Matthew holds from or has granted to any third party with respect to any of its intellectual property used in connection with the operation of the Division (excluding in all events any "shrink-wrap" software license and any list of names of advertisers, lessors or other similar lists). Other than the name "Pocono Outdoor

Advertising" or as indicated on (S)4(k) of the Disclosure Schedule, all such trade names, trademarks, patents or other intellectual property are Excluded Assets.

     (l) Contracts. Section 4(l) of the Disclosure Schedule lists all written agreements (other than Advertising Contracts or Site Leases) to which Matthew is, or the Company will be at Closing, a party, the performance of which will involve consideration paid by or to the Company in excess of $5,000 per annum and that relate to the operation of the Division. The Sellers have delivered to the Buyer a correct and complete copy of each contract or other agreement listed in (S)4(l) of the Disclosure Schedule (as amended to date).

     (m) Advertising Structures. Section 4(m) of the Disclosure Schedule lists all outdoor advertising structures used in the operation of the Division (the "Billboards"). Each of the Billboards is (i) in condition to accept faces; and
(ii) in good condition and repair. Matthew has obtained all material Permits necessary for the installation, maintenance and operation of the Billboards. The Sellers shall have delivered to the Buyer a correct and complete copy of each Billboard Lease prior to Closing. Each of the Billboard Leases is in full force and effect and, to Seller's knowledge, there exists no fact which, with the passage of time or the giving of notice, would constitute a material default by Matthew or any other party thereto under any such Billboard Lease.

     (n) Advertising Contracts. Section 4(n) of the Disclosure Schedule (as amended to date) lists all written contracts to which Matthew is a party or to which the Company will be a party at Closing relating to the display of outdoor advertising (the "Advertising Contracts"). The Advertising Contracts all are in full force and effect, and, to Sellers' knowledge, there exists no fact which, with the passage of time or the giving of notice, would constitute a material default by Matthew or the Company under any of the Advertising Contracts or entitle any other party to terminate or amend any of such agreements. Neither Matthew nor the Company has received any written notice that any other party to any of the material Advertising Contracts intends to cancel or terminate any such contract.

     (o) Permits. Section 4(o) of the Disclosure Schedule lists all governmental permits, certificates, registrations, licenses and authorizations to erect and maintain advertising structures and to occupy advertising sites relating to the Division to which Matthew has any right, title or interest (the "Permits"). The Permits constitute all material governmental permits, certificates, registrations, licenses and authorizations necessary to operate the Pocono Business. To the extent Matthew transfers Billboards to the Company in the Reorganization, Matthew will also transfer all of its rights in the Permits related to such Billboards to the Company in the Reorganization and such transfer will not adversely affect or impair the Permits. Matthew is, and at the Closing the Company and Matthew will be, in material compliance with the terms of the Permits. The Sellers are not aware of any fact or event which constitutes a violation of any Permit and the Sellers have not received any written notice that any agency or authority issuing any Permit intends to cancel, terminate, modify, amend or impose any conditions with respect to any Permit.

     (p) Site Leases. Section 4(p) of the Disclosure Schedule lists all written agreements, leases and licenses (other than Permits) held by Matthew or the Company for the use of real estate on which the Billboards are or may be located (the "Site Leases"). Each Site Lease listed in (S)4(p) of the Disclosure Schedule is in full force and effect, except as listed in (S) 4(p) of the Disclosure Schedule, and, to Sellers' knowledge, there exists no fact which, with the passage of time or the giving of notice, would constitute a material default by Matthew or the Company or any other party thereto, under any such Site Lease. Neither Matthew nor the Company has received any written notice that any other party to any of the Site Leases intends to cancel or terminate such Site Lease.

     (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

     (r) Litigation. Section 4(r) of the Disclosure Schedule sets forth each instance in which the Company or Matthew (with respect to the Pocono Business)
(i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction.

     (s) Employee Benefits.

          (i) The Company does not maintain any Employee Benefit Plans or have any employees. Section 4(s) of the Disclosure Schedule lists each Employee Benefit Plan that Matthew maintains or to which Matthew contributes. None of the Company, the Buyer or the Business Assets shall be liable for, charged with or obligated with respect to any such Employee Benefit Plan or any other obligation of Matthew to its employees, except for accrued salaries to the extent reflected on the schedule of Working Capital at Closing and those employment agreements included within the Assumed Liabilities.

               (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA and the Code.

               (B) The 401(k) Plan maintained by the Company or Matthew is the subject of a favorable determination letter from the Internal Revenue Service to the effect that in form it meets the requirements of Code
          (S)401(a).

               (C) The Sellers have delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (ii) With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

               (A) Section 4(s) of the Disclosure Schedule identifies any Multiemployer Plan or Employee Benefit Plan that was or has been subject to Title IV of ERISA.

               (B) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending.

     (t) Certain Business Relationships with the Company. Except as set forth in (S)4(t) of the Disclosure Schedule, none of the Sellers and their Affiliates has been involved in any material business arrangement or relationship with the Company or with Matthew with respect to the operation of the Division within the past twelve months and none of the Sellers or their Affiliates owns any asset (other than the Matthew Pocono Assets which will be transferred to Buyer at Closing), tangible or intangible, which is used in the operation of the Division. Except as set forth in (S)4(t) of the Disclosure Schedule, (i) there are no commitments to, and no income reflected in the Financial Statements or the Most Recent Financial Statements has been derived from, any Affiliate of a Seller or any division of Matthew other than the Division, and (ii) following the Closing, neither the Company nor the Buyer shall have any obligation of any kind or description to any such Affiliate or any such division of Matthew. Except for items of corporate overhead, (x) no material expense relating to the operation of the Pocono Business has been borne by an Affiliate of any Seller or by a division of Matthew other than the Division, and (y) all material expenses relating to the operation of the Pocono Business have been reflected in the Financial Statements and the Most Recent Statements. The Sellers do not have any reasonable basis to believe that the Business will lose any employees (except for those who will not be Hired Employees as contemplated herein), agent, advertiser or any other advantageous arrangement as a result of the consummation of the transactions contemplated hereby.

     (u) Environmental Matters.

          (i) There have been no claims, litigation, administrative proceedings, actual or, to Sellers' Knowledge, threatened, or judgments or orders, against or applicable to the Company or the Division relating to any hazardous substances or hazardous wastes with respect to any real property used in the Division, including the property under Site Leases.

          (ii) To Sellers' knowledge, there have been no hazardous substances or hazardous wastes, as defined by the Resource Conservation and Recovery Act (42 U.S.C. Subsection 6901, et seq.) and the Comprehensive Environmental Responsibility Compensation and Liability Act (42 U.S.C. Subsection 9601, et seq,), stored, handled, or disposed of on such real property by Matthew or the Company in material violation of applicable environmental laws.

     (v) Insurance. With respect to the Division, Matthew maintains adequate insurance protection against all liabilities, claims, and risks against which it is customary in the industry to insure.

     (w) Completeness of Assets. The Business Assets and the Excluded Assets constitute all assets used in the operation of the Pocono Business. At Closing, the rights and properties of the Company together with the Matthew Pocono Assets and the Excluded Assets will include all the rights and property necessary to the operation of the Division in the manner it is presently conducted.

     (x) Accounts Receivable. The accounts receivable of the Pocono Business reflected in the Financial Statements and the Most Recent Financial Statements are accounts which were generated in the ordinary course of operation of the Pocono Business by the Company or by Matthew with genuine expectation by the Company and Matthew of collection thereof.

     (y) Liabilities. The Company has no liabilities, and, on the Closing Date, the Company will have no liabilities of a kind customarily accrued, reserved against or disclosed in a corporate balance sheet prepared in accordance with GAAP, other than liabilities included in the calculation of Working Capital.

     5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S)7 below).

     (b) Notices and Consents. Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies or third parties necessary to consummate the transactions contemplated herein.

     (c) Operation of Business; Reorganization. Matthew will not cause or permit the Division, and McAndrew will not cause or permit the Company, to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, except for the consummation of the Reorganization. Matthew will, and McAndrew will cause the Company to, consummate the Reorganization at or prior to Closing such that the representations and warranties set forth in (S)4 as to the Company after giving effect to the Reorganization shall be true and correct in all material respects.

     (d) Full Access. The Sellers will permit representatives of the Buyer to have access in a manner so as not to interfere with the normal business operations of the Division at all reasonable times to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Division or the Company. The Buyer will treat and hold as such any Confidential Information it receives from any of the Sellers and the Company in the course of the reviews contemplated by this (S)5(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Sellers and the

Company all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

     (e) Notice of Developments.

          (i) Matthew shall notify the Buyer of any development causing a breach of any of the representations and warranties in (S)4 above. Unless the Buyer terminates this Agreement pursuant to (S)9(a)(iii) below by reason of the development and exercises that right in accordance with (S)9(a)(iii) below, the written notice pursuant to this (S)5(e)(i) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in (S)4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

          (ii) Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in (S)3 above. No disclosure by any Party pursuant to this (S)5(e)(ii), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

     (f) Disclosure Schedule and Annex I. Matthew shall prepare and deliver to Buyer a complete and up-to-date Disclosure Schedule and the Sellers shall prepare and deliver to Buyer an up-to-date Annex I within five (5) days after the execution of this Agreement for attachment and incorporation by reference to this Agreement.

     (g) Hired Employees. Buyer shall inform Matthew in writing at least five business (5) days prior to the Closing Date of those employees of the Division to whom Buyer will offer employment ("Hired Employees").

     6. Further Assurances. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under (S)8 below).

     7. Conditions to Obligation to Close.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in (S)3(a) and (S)4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) Matthew shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in (S)7(a)(i)-(iii) is satisfied in all respects;

          (v) CIBC shall have consented to the transactions set forth herein and released its security interest in the Company Shares and the Matthew Pocono Assets;

          (vi) the Buyer shall have received written confirmation from CIBC that CIBC has received the amount of the Stock Purchase Price and deposited a portion thereof into a CIBC account to secure McAndrew's obligation to pay taxes with respect to the sale of the Company Shares and applied the balance to the payment of Matthew's obligations to CIBC;

          (vii) Matthew shall have entered into and delivered the NonCompetition Agreement and the Sublease;

          (viii) Matthew shall have delivered the Bill of Sale and any other documents necessary to evidence the transfer of the Matthew Pocono Assets;

          (ix) the Buyer shall have received from counsel to the Sellers an opinion addressed to the Buyer in form and substance reasonably satisfactory to counsel to Buyer, dated as of the Closing Date; and

          (x) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this (S)7(a) at or prior to the Closing.

     (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in (S)3(b) above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in (S)7(b)(i)-(iii) is satisfied in all respects;

          (v) CIBC shall have consented to the transactions set forth herein and released its security interest in the Company Shares and the Matthew Pocono Assets;

          (vi) Buyer shall have delivered the Bill of Sale and any other documents necessary to evidence the assumption of the Assumed Liabilities;

          (vii) the Sellers shall have received from counsel to the Buyer an opinion addressed to the Sellers, and dated as of the Closing Date in form and substance reasonably satisfactory to counsel to Sellers; and

          (viii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this (S)7(b) at or prior to the Closing.

     8. Remedies for Breaches of This Agreement.

     (a) Survival of Representations and Warranties. All of the representations and warranties of Matthew contained in (S)4 above shall survive the Closing hereunder (unless the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing other than knowledge of the Buyer obtained from the notice from Matthew given pursuant to (S)5(e)(i) above) and continue in full force and effect for the following periods thereafter:

          (i) With respect to claims arising from a breach of the representations and warranties of Matthew contained in (S)(S)4(e), 4(i), 4(s), 4(u) and claims for fraud, such claims shall survive the Closing, subject only to any applicable statute of limitations; and

          (ii) With respect to claims arising from any other representation and warranty of Matthew contained in (S)4 above, such claims shall survive the Closing for a period of one (1) year thereafter.

All of the representations and warranties of the Parties contained in (S)3 above shall survive the Closing (unless the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing other than knowledge of the Buyer obtained from the notice from Matthew given pursuant to
(S)5(e)(i) above) and continue in full force and effect for a period of five years thereafter (subject to any applicable statutes of limitations, except with respect to claims arising from a breach of the representations and warranties of the Sellers contained in (S)3(a)(v), or claims against any Party for fraud, which claims shall survive the Closing subject only to any applicable statute of limitations).

     (b) Indemnification Provisions for Benefit of the Buyer.

          (i) In the event any of the Sellers breaches any of their representations, warranties, and covenants contained herein (other than the covenants in (S)2(a) above and the representations and warranties in
     (S)3(a) above), and, if there is an applicable survival period pursuant to
     (S)8(a) above, provided that the Buyer makes a written claim for indemnification against Matthew pursuant to (S)10(h) below within such survival period, then Matthew agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification resulting from the breach; provided, however, that Matthew shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty of Matthew contained in (S)4 above (A) until the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $50,000 aggregate deductible (after which point Matthew will be obligated only to indemnify the Buyer from and against further Adverse Consequences) or thereafter (B) to the extent the Adverse Consequences the Buyer has suffered by reason of all such breaches exceeds an aggregate ceiling equal to the Purchase Price (after which point Matthew will have no obligation to indemnify the Buyer from and against further Adverse Consequences).

          (ii) In the event any of the Sellers breaches any of his or its respective covenants in (S)2(a) above or any of his or its respective representations and warranties in (S)3(a) above, and, if there is an applicable survival period pursuant to (S)8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to (S)10(h) below within such survival period, then such Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification resulting from the breach. The obligation of Sellers pursuant to this (S)8(b)(ii) are several and not joint.

     (c) Indemnification Provisions for Benefit of the Sellers. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to
(S)8(a) above, provided that any of the Sellers makes a written claim for indemnification against the Buyer pursuant to (S)10(h) below within such survival period, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller shall suffer through and after the date of the claim for indemnification resulting from the breach.

     (d) Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this (S)8, then the Indemnified Party shall promptly (and in any event within ten business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing.

          (ii) Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

          (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in (S)8(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner he or it reasonably may deem appropriate.

          (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld unreasonably).

     (e) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax benefits and insurance coverage in determining Adverse Consequences for purposes of this (S)8.

     (f) Exclusive Remedy. Except for the termination provisions in (S)9 below, the indemnification provisions in this (S)8 are the exclusive remedy of the Parties for any breach of a representation, warranty, or covenant contained herein.

     9. Termination.

     (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

          (i) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing if the Disclosure Schedule or Annex I delivered pursuant to (S)5(f) discloses information about the Company, the Matthew Pocono Assets or the Pocono Business not acceptable to the Buyer (but not constituting a breach of Sellers' representations and warranties made herein), as determined in the Buyer's sole discretion, or if the Buyer's investigation of the Company, the Matthew Pocono Assets or the Pocono Business otherwise reveals information about the Company, the Matthew Pocono Assets or the Pocono Business which makes it inadvisable in the Buyer's sole judgment to consummate the transactions contemplated herein.

          (iii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of ten (10) business days after the notice of breach or has not been cured prior to the Closing Date, (B) in the event that the Disclosure Schedule or Annex I delivered pursuant to (S)5(f) discloses information about the Company, the Matthew Pocono Assets or the Pocono Business which is inconsistent in any material respect with the information regarding the same provided by Sellers to Buyer prior to the date hereof, or (C) if the Closing shall not have occurred on or before November 18, 1996, by reason of the failure of any condition precedent under (S)7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iv) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of ten (10) business days after the notice of breach or has not been cured prior to the Closing Date, or (B) if the Closing shall not have occurred on or before November 18, 1996, by reason of the failure of any condition precedent under (S)7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to (S)9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in (S)5(d) above shall survive termination, and provided, further, that the Buyer shall be entitled to a refund of the $100,000 deposit from Sellers only in the event of a termination by Buyer based on (S)9(a)(iii) above.

     10. Miscellaneous.

     (a) Nature of Certain Obligations.

          (i) The covenants of each of the Sellers in (S)2(a) above concerning the sale of the Company Shares or the Matthew Pocono Assets to the Buyer and the representations and warranties of each of the Sellers in (S)3(a) above concerning the transaction are several obligations. The particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in (S)8 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

          (ii) The remainder of the representations, warranties, and covenants of the Sellers in this Agreement shall be the sole responsibility of Matthew and Buyer shall have no recourse to McAndrew therefore. Matthew will be responsible to the extent provided in (S)8 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

     (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

     (c) 401(k) Plan Transfer of Assets. None of the Buyer, the Company or the Pocono Business shall have any liability for or obligation with respect to the 401(k) Plan administered by Matthew prior to the Closing, and Matthew shall administer any such 401(k) Plan in accordance with the terms thereof and in accordance with applicable law.

     (d) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (e) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

     (f) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may assign all of its rights, interests and obligations hereunder to one of its Subsidiaries; provided, further, that in such event the Buyer shall not be relieved of any of its obligations hereunder.

     (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (i) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing and shall be deemed duly given (i) on the date on which the same was delivered in person or by courier, including, but not limited to, overnight express mail couriers, provided that a receipt is obtained for a courier delivery; or (ii) two (2) business days after the same was sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Sellers:  James P. McAndrew
                         19 Lenore Road
                         Califon, New Jersey 07831

                         Matthew Outdoor Advertising Co., L.P.
                         420A South First Street
                         Bangor, Pennsylvania 18013

     With a copy to:     Powell, Goldstein, Frazer & Murphy
                         191 Peachtree Street
                         Atlanta, Georgia 30303
                         Attn: William B. Shearer, Esq.

     If to the Buyer:    Adams Outdoor Advertising Limited Partnership
                         1380 West Paces Ferry Road
                         Suite 170, South Wing
                         Atlanta, Georgia 30327
                         Attn:  Mr. Kevin Gleason

     With a copy to:     Kaplan, Strangis & Kaplan P.A.
                         5500 Norwest Center
                         90 South 7th Street
                         Minneapolis, MN  55402
                         Attn:  Robert T. York, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (j) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the State of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Pennsylvania.

     (k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (m) Expenses. Each of the Buyer, Sellers and the Company will bear its or his own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that Buyer shall pay the CVF Fee at Closing on behalf of Sellers.

     (n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     (o) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (p) Enforcement. Each of the Parties submits to personal jurisdiction in the State of Pennsylvania for the enforcement of this Agreement.
Notwithstanding the foregoing, nothing contained in this Agreement shall prevent a party from bringing any action against another party within any other state or country. Initiating such proceeding or taking such action in any jurisdiction shall not constitute a waiver of the submission made by a party to personal jurisdiction within the State of Pennsylvania.

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

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                       BUYER:


                                       ADAMS OUTDOOR ADVERTISING
                                        LIMITED PARTNERSHIP

                                       By Its Managing General Partner,
                                       Adams Outdoor Advertising, Inc.


                                              /s/ Abe Levine
                                       By:______________________________________
                                              Abe Levine
                                       Name:____________________________________
                                              Vice President
                                       Title:___________________________________
                                              Abe Levine
                                              Vice President

                                       SELLERS:

                                       /s/ James P. McAndrew
                                       _________________________________________
                                       James P. McAndrew



                                       MATTHEW OUTDOOR ADVERTISING
                                        ACQUISITION CO., L.P.


                                       By its General Partner,
                                       Matthew Outdoor Advertising
                                        Acquisition Co., Inc.


                                       /s/ James P. McAndrew
                                       _________________________________________
                                       James P. McAndrew, President